Exhibit 99.1
VIZIO HOLDING CORP.
Reports Q3 2023 Financial Results
Platform+ net revenue increased 22% year-over-year (YoY) to $156.2 million
Platform+ gross profit increased 26% YoY to $99.8 million
SmartCast Average Revenue Per User increased 14% YoY to $31.55
Irvine, CA., November 9, 2023—VIZIO Holding Corp. (NYSE: VZIO) today announced the following results for the three months ended September 30, 2023:
Financial and operational highlights include the following, compared to Q3'22:
•Net revenue of $426.2 million, compared to $435.0 million
•Platform+ net revenue of $156.2 million, up 22%
•Gross profit of $96.5 million, up 20%
•Platform+ gross profit of $99.8 million, up 26%
•Net income of $13.8 million, up 590%
•Adjusted EBITDA1 of $26.9 million, up 61%
•SmartCast Average Revenue Per User (ARPU) of $31.55, up 14%
“At VIZIO, we continue to invest in delivering the best possible experience for our users and partners alike. Over the past few years, we have been continuously retooling and enhancing our operating system to unlock further growth opportunities,” said William Wang, CEO of VIZIO. “While these efforts not only successfully drove record ARPU in Q3, but they are also opening up additional strategic options as well. Today, we are excited to announce that we are beginning to explore partnerships with other TV OEMs looking for alternatives within the CTV market. Our deep expertise with integrated hardware and software provides a distinct potential for mutually beneficial outcomes for VIZIO and future partners.”
Q3'23 Business highlights include:
•Reached 17.9 million SmartCast Active Accounts, which streamed 5.2 billion hours
•Grew average SmartCast Hours per SmartCast Active Account to 97 per month, up 12% YoY
•Expanded our direct ad relationships by 20% compared to Q3'22, adding 66 net new advertisers in Q3'232
•Rolled out an all-new quantum 4K QLED Smart TV in  65” ($499) and 75” ($699) online and at major retailers including Walmart and Sam’s Club
•Added WatchFree+ channels including Golf Nation, Celebrating Hispanic Heritage, Cheaters, and getTV bringing the total number of FAST channels to 290
•Launched 9 new apps including ESPN, Pet Collective, Black Voices+, and Local BTV, bringing the total number of built-in apps to almost 200
•Hosted the 2nd Annual VIZIO Developer Conference, a program created to help developers and content partners build apps and experiences for VIZIO Smart TVs
•Exclusive CTV partner of the Intuit SMB Media Labs business, unlocking both B2B budgets, and a new wave of retail media network partnerships for VIZIO
1 A reconciliation of Net Income (Loss) to Adjusted EBITDA is provided below.
2 Direct advertising relationships consists of the number of advertisers that purchased advertising inventory directly from VIZIO during the third quarter. Net new advertisers for the quarter is calculated as the difference between the number of direct advertising relationships during the third quarter of 2023 versus the third quarter of 2022.

Selected Quarterly Financial Results
(Unaudited, in millions, except percentages and SmartCast ARPU)

	Three Months Ended September 30,
	2023	2022	% Change
Financial Highlights
Net Revenue
Device	$270.0	$307.0	(12)%
Platform+	156.2	128.0	22%
Total Net Revenue	426.2	435.0	(2)%
Gross Profit
Device	(3.3)	1.2	NM
Platform+	99.8	78.9	26%
Total Gross Profit	96.5	80.1	20%
Operating Expenses	83.8	75.4	11%
Net Income	$13.8	$2.0	590%
Adjusted EBITDA[1]	$26.9	$16.7	61%

Operational Metrics
Smart TV Shipments	1.1	1.2	(8)%
SmartCast Active Accounts (as of)	17.9	16.6	8%
Total VIZIO Hours	8,913	8,129	10%
SmartCast Hours	5,153	4,243	21%
SmartCast ARPU	$31.55	$27.69	14%
_________________________
1 A reconciliation of Net Income (Loss) to Adjusted EBITDA is provided below
NM-Not Meaningful

Financial Outlook
(In millions)

Fourth Quarter 2023
Platform+ Net Revenue	$162 - $167
Platform+ Gross Profit	$97 - $103
Adjusted EBITDA	$7 - $16

Virtual Investor Event – Thursday, November 9, 2023
VIZIO management will hold a live question and answer webcast at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss VIZIO's quarterly results and outlook. To listen to the live webcast and replay, please visit VIZIO's Investor Relations website (investors.vizio.com). The replay will be available through January 1, 2024 at 11:59 p.m. (ET).
About VIZIO
Founded and headquartered in Orange County, California, our mission at VIZIO Holding Corp. (NYSE: VZIO) is to deliver immersive entertainment and compelling lifestyle enhancements that make our products the center of the connected home. We are driving the future of televisions through our integrated platform of cutting-edge Smart TVs and powerful operating system. We also offer a portfolio of innovative sound bars that deliver consumers an elevated audio experience. Our platform gives content providers more ways to distribute their content and advertisers more tools to connect with the right audience.
Supplemental Financial and Other Information
Supplemental financial and other information can be accessed through our Investor Relations website at investors.vizio.com. We announce material information to the public about our company, products and services, and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, our Investor Relations website (investors.vizio.com), our blog (accessible via vizio.com/en/newsroom) and our X account (@VIZIO) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with our disclosure obligations under Regulation FD.
Key Operational and Financial Metrics
We review certain key operational and financial metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.
The metrics included in this press release and the accompanying call, including the key operational and financial metrics defined below, as well as SmartCast Hours per SmartCast Active Account, direct advertising client relationships and net new advertisers, are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies. Similarly, these metrics may differ from estimates published by third parties or from similarly titled metrics of our competitors due to differences in methodology. The numbers that we use to calculate these metrics are based on internal data. While these numbers are based on what we believe to be reasonable judgments and estimates for the applicable period of measurement, there are inherent challenges in measuring usage and engagement. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.
Smart TV Shipments. We define Smart TV Shipments as the number of Smart TV units shipped to retailers or direct to consumers in a given period. Smart TV Shipments currently drive the majority of our revenue and provide the foundation for increased adoption of our SmartCast operating system and the growth of our Platform+ revenue. The growth rate between Smart TV Shipments and Device net revenue is not directly correlated because VIZIO’s Device net revenue can be impacted by other variables, such as the series and sizes of Smart TVs sold during the period, the introduction of new products as well as the number of sound bars shipped.
SmartCast Active Accounts. We define SmartCast Active Accounts as the number of VIZIO Smart TVs where a user has activated the SmartCast operating system through an internet connection at least once in the past 30 days. We believe that the number of SmartCast Active Accounts is an important metric to measure the size of our engaged user base, the attractiveness and usability of our operating system, and subsequent monetization opportunities to increase our Platform+ net revenue.
Total VIZIO Hours. We define Total VIZIO Hours as the aggregate amount of time users spend utilizing our Smart TVs in any capacity. We believe this usage metric is useful to understanding our total potential monetization opportunities.

SmartCast Hours. We define SmartCast Hours as the aggregate amount of time viewers engage with our SmartCast platform to stream content or access other applications. This metric reflects the size of the audience engaged with our operating system as well as indicates the growth and awareness of our platform. It is also a measure of the success of our offerings in addressing increased user demand for OTT streaming. Greater user engagement translates into increased revenue opportunities as we earn a significant portion of our Platform+ net revenue through advertising, which is influenced by the amount of time users spend on our platform.
SmartCast ARPU. We define SmartCast ARPU as total Platform+ net revenue, less revenue attributable to legacy VIZIO V.I.A. Plus units, during the preceding four quarters divided by the average of (i) the number of SmartCast Active Accounts at the end of the current period; and (ii) the number of SmartCast Active Accounts at the end of the corresponding prior year period. SmartCast ARPU indicates the level at which we are monetizing our SmartCast Active Account user base. Growth in SmartCast ARPU is driven significantly by our ability to add users to our platform and our ability to monetize those users.
Device gross profit. We define Device gross profit as Device net revenue less Device cost of goods sold in a given period. Device gross profit is directly influenced by consumer demand, device offerings, and our ability to maintain a cost-efficient supply chain.
Platform+ gross profit. We define Platform+ gross profit as Platform+ net revenue less Platform+ cost of goods sold in a given period. As we continue to grow and scale our business, we expect Platform+ gross profit to increase over the long term.
Non-GAAP Financial Measures
To supplement our financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, VIZIO considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA. We define Adjusted EBITDA as total net income (loss) before interest income, net, other (expense) income, net, provision for income taxes, depreciation and amortization and share-based compensation. We consider Adjusted EBITDA to be an important metric to assess our operating performance and help us to manage our working capital needs. Utilizing Adjusted EBITDA, we can identify and evaluate trends in our business as well as provide investors with consistency and comparability to facilitate period-to-period comparisons of our business. We believe that providing users with non-GAAP measures such as Adjusted EBITDA may assist investors in seeing VIZIO’s operating results through the eyes of management and in comparing VIZIO’s operating results over multiple periods with other companies in our industry.
We use Adjusted EBITDA in conjunction with net income (loss) as part of our overall assessment of our operating performance and the management of our working capital needs. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. In addition, other companies may not publish Adjusted EBITDA or similar metrics. Furthermore, Adjusted EBITDA has certain limitations in that it does not include the impact of certain expenses that are reflected in our condensed consolidated statement of operations that are necessary to run our business. Thus, Adjusted EBITDA should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, including net income (loss).
We compensate for these limitations by providing a reconciliation of Adjusted EBITDA to net income (loss). We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view Adjusted EBITDA in conjunction with net income (loss).
Forward-looking information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or VIZIO’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions.

Forward-looking statements in this press release include, but are not limited to, statements regarding VIZIO’s future financial and operating performance, including our outlook and guidance, our expectations regarding advertising sales, including the amount of advertising spend we expect to realize from our partnerships. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include the possibility that: we are not able to keep pace with technological advances in our industry and successfully compete in highly competitive markets; we pursue technologies that do not become commercially accepted, consumers may not buy our devices, and TV OEMs may not adopt our technologies; we do not have the ability to continue to increase the sales of our Smart TVs; we cannot attract and maintain SmartCast Active Accounts; we cannot increase SmartCast Hours; we are not able to attract and maintain popular content on our platform; we are not able to maintain relationships with advertisers; we cannot adapt to market conditions and technological developments, including with respect to our platform's compatibility with applications developed by content providers; and an economic downturn or economic uncertainty adversely affects consumer discretionary spending and advertising.
The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, as filed on March 1, 2023, and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, as filed on May 9, 2023, and for the quarter ended June 30, 2023, as filed on August 8, 2023. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2023. The forward-looking statements in this press release are based on information available to VIZIO as of the date hereof, and VIZIO disclaims any obligation to update any forward-looking statements, except as required by law.

Contact Information

Investors and Analysts:
Michael Marks
IR@vizio.com

Media:
PR@vizio.com

Source: VIZIO Holding Corp.

VIZIO HOLDING CORP.
Consolidated Statements of Operations
(Unaudited, in millions except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenue:
Device	$270.0	$307.0	$753.4	$987.9
Platform+	156.2	128.0	423.9	341.4
Total net revenue	426.2	435.0	1,177.3	1,329.3
Cost of goods sold:
Device	273.3	305.8	754.7	974.8
Platform+	56.4	49.1	164.5	127.7
Total cost of goods sold	329.7	354.9	919.2	1,102.5
Gross profit:
Device	(3.3)	1.2	(1.3)	13.1
Platform+	99.8	78.9	259.4	213.7
Total gross profit	96.5	80.1	258.1	226.8
Operating expenses:
Selling, general and administrative	63.6	54.8	180.4	167.5
Marketing	9.2	8.8	26.9	31.3
Research and development	9.8	10.8	31.7	29.4
Depreciation and amortization	1.2	1.0	3.3	2.8
Total operating expenses	83.8	75.4	242.3	231.0
Income (loss) from operations	12.7	4.7	15.8	(4.2)
Interest income, net	3.5	0.4	9.0	0.4
Other (expense) income, net	(0.1)	0.1	0.1	(0.6)
Total non-operating income (expense), net	3.4	0.5	9.1	(0.2)
Income (loss) before income taxes	16.1	5.2	24.9	(4.4)
Provision for income taxes	2.3	3.2	9.9	2.3
Net income (loss)	$13.8	$2.0	$15.0	$(6.7)

Net income (loss) per share attributable to Class A and Class B stockholders:
Basic	$0.07	$0.01	$0.08	$(0.03)
Diluted	$0.07	$0.01	$0.08	$(0.03)
Weighted-average Class A and Class B common shares outstanding:
Basic	196.7	193.8	196.0	192.6
Diluted	199.9	200.2	200.2	192.6

VIZIO HOLDING CORP.

Consolidated Balance Sheets
(Unaudited, in millions except par values)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$215.5	$288.7
Short-term investments	119.4	58.9
Accounts receivable, net	345.6	357.9
Other receivables due from related parties	—	2.2
Inventories	17.6	15.5
Income tax receivable	—	1.7
Prepaid and other current assets	54.4	53.5
Total current assets	752.5	778.4
Property, equipment and software, net	19.9	19.9
Goodwill	44.8	44.8
Deferred income taxes	51.2	51.2
Other assets	38.4	21.4
Total assets	$906.8	$915.7
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable due to related parties	$104.5	$148.2
Accounts payable	137.3	117.2
Accrued expenses	175.8	204.9
Accrued royalties	40.8	47.4
Income taxes payable	1.0	—
Other current liabilities	6.7	5.5
Total current liabilities	466.1	523.2
Other long-term liabilities	19.2	18.8
Total liabilities	485.3	542.0
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100.0 shares authorized and no shares issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value; 1,350.0 shares authorized as of September 30, 2023 and December 31, 2022 •Class A, 124.8 and 121.9 shares issued and 121.0 and 118.1 shares outstanding as of September 30, 2023 and December 31, 2022, respectively, •Class B, 76.2 and 76.8 shares issued and 76.2 and 76.8 shares outstanding as of September 30, 2023 and December 31, 2022, respectively, and •Class C, no shares issued and outstanding as of September 30, 2023 and December 31, 2022.	—	—
Additional paid-in capital	399.8	366.9
Accumulated other comprehensive loss	(0.4)	(0.3)
Retained earnings	22.1	7.1
Total stockholders’ equity	421.5	373.7
Total liabilities and stockholders’ equity	$906.8	$915.7

VIZIO HOLDING CORP.
Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$15.0	$(6.7)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	5.6	2.8
Amortization of premium and discount on investments	(3.3)	(0.3)
Change in fair value of investment securities	—	0.7
Deferred income taxes	—	(0.2)
Share-based compensation expense	30.4	34.0
Change in allowance for doubtful accounts	0.9	(0.1)
Changes in operating assets and liabilities:
Accounts receivable	11.4	35.5
Other receivables due from related parties	2.2	4.3
Inventories	(2.1)	(22.2)
Income taxes receivable	1.7	(2.9)
Prepaid and other current assets	(3.7)	29.0
Other assets	(15.5)	(4.3)
Accounts payable due to related parties	(43.7)	(58.5)
Accounts payable	19.4	(3.5)
Accrued expenses	(29.4)	6.8
Accrued royalties	(6.6)	(13.1)
Income taxes payable	1.0	—
Other current liabilities	1.2	0.3
Other long-term liabilities	0.4	6.2
Net cash (used in) provided by operating activities	(15.1)	7.8
Cash flows from investing activities:
Purchase of property and equipment	(2.0)	(11.7)
Purchase of investments	(164.5)	(60.5)
Maturity of investments	105.9	—
Net cash used in investing activities	(60.6)	(72.2)
Cash flows from financing activities:
Proceeds from the exercise of stock options	1.9	10.7
Withholding taxes paid on behalf of employees on net settled share-based awards	(0.6)	(12.0)
Proceeds from sale of stock under ESPP	1.2	—
Net cash provided by (used in) financing activities	2.5	(1.3)
Effects of exchange rate changes on cash and cash equivalents	—	—
Net decrease in cash and cash equivalents	(73.2)	(65.7)
Cash and cash equivalents at beginning of period	288.7	331.6
Cash and cash equivalents at end of period	$215.5	$265.9
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$5.1	$4.2
Cash paid for interest	$0.1	$0.2
Cash paid for amounts included in the measurement of operating lease liabilities	$3.3	$2.5
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$1.8	$6.1
Additions to property and equipment financed by accounts payable	$0.7	$—

VIZIO HOLDING CORP.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$13.8	$2.0	$15.0	$(6.7)
Adjusted to exclude the following:
Interest income, net	(3.5)	(0.4)	(9.0)	(0.4)
Other (expense) income, net	0.1	(0.1)	(0.1)	0.6
Provision for income taxes	2.3	3.2	9.9	2.3
Depreciation and amortization	1.9	1.0	5.6	2.8
Share-based compensation	12.3	11.0	30.4	34.0
Adjusted EBITDA	$26.9	$16.7	$51.8	$32.6